Exhibit 10.2


                          General Maritime Corporation
                        Restricted Stock Grant Agreement


            THIS AGREEMENT, made as of the 6th day of April 2005, between GENERAL MARITIME CORPORATION (the "Company") and Peter C. Georgiopoulos (the "Participant").

            WHEREAS, the Company has adopted and maintains the General Maritime Corporation 2001 Stock Incentive Plan (the "Plan") to provide certain key persons, on whose initiative and efforts the successful conduct of the business of the Company depends, and who are responsible for the management, growth and protection of the business of the Company, with incentives to: (a) enter into and remain in the service of the Company, a Company subsidiary or a Company joint venture, (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and
(d) enhance the long-term performance of the Company (whether directly or indirectly through enhancing the long-term performance of a Company subsidiary or a Company joint venture);

            WHEREAS, the Plan provides that the Compensation Committee (the "Committee") of the Board of Directors (or the Board of Directors if it so elects) shall administer the Plan and determine the key persons to whom awards shall be granted and the amount and type of such awards; and

            WHEREAS, the Committee and the Board of Directors have determined that the purposes of the Plan would be furthered by granting the Participant an award under the Plan as set forth in this Agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

            1. Grant of Restricted Stock. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Committee hereby grants to the Participant 350,000 restricted shares (the "Restricted Stock") of common stock of the Company, par value $0.01 per share ("Common Stock").

            2. Grant Date. The Grant Date of the Restricted Stock is April 6, 2005. Notwithstanding anything to the contrary contained in this Agreement, no shares of Common Stock shall be delivered hereunder unless and until the applicable waiting period for acquisition of such shares under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder (collectively, the "HSR Act") has expired or been terminated. In the event such waiting period has not expired or been terminated on or before June 30, 2005, this grant shall terminate. This provision shall not diminish the rights or responsibilities of the parties under Section 10(a) of the Participant's Employment Agreement with the Company dated as of April 5, 2005 (the "Employment Agreement").

            3. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern. Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.

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            4. Vesting. Subject to the further provision of this Agreement, the
Restricted Stock shall vest on the earlier to occur of (the "Vesting Date"):

            (a)   December 31, 2014, and

            (b)   the occurrence of a Change of Control.

            5. Restrictions on Transferability. Until a share of Restricted Stock vests, the Participant shall not transfer the Participant's rights to such share of Restricted Stock or to any rights related thereto. Any attempt to transfer unvested shares of Restricted Stock or any rights related thereto, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, shall not vest the transferee with any interest or right in or with respect to such shares of Restricted Stock or such related rights.

            6. Termination of Employment.

            (a) For Cause/Without Good Reason. In the event that the Participant's employment with the Company is terminated (including by reason of non-renewal of the Term of the Employment Agreement) in circumstances that would constitute Cause pursuant to the Employment Agreement) by the Company for Cause or by the Participant without Good Reason prior to the Vesting Date, all shares of Restricted Stock, together with any property received in respect of such shares, as set forth in Section 9 hereof, shall be forfeited as of the Termination Date and the Participant promptly shall return to the Company any certificates evidencing such shares, together with any cash dividends or other property received in respect of such shares.

            (b) Without Cause/For Good Reason. In the event that the Participant's employment with the Company is terminated (including by reason of non-renewal of the Term of the Employment Agreement) by the Company without Cause or by the Participant with Good Reason prior to the Vesting Date, all shares of Restricted Stock shall become vested immediately prior to the Termination Date.

            (c) Termination for Death or Disability. In the event that the Participant's employment with the Company is terminated for reason of the Participant's death or Disability, a portion of the shares of Restricted Stock shall become vested immediately prior to the Termination Date, and all other shares of Restricted Stock which have not become vested, together with any property received in respect of such shares, as set forth in Section 9 hereof, shall be forfeited as of the Termination Date and the Participant promptly shall return to the Company any certificates evidencing such shares, together with any cash dividends or other property received in respect of such shares. The number of shares to become vested immediately prior to such Termination Date shall be equal to 350,000 multiplied by a fraction, the denominator of which is 120 and the numerator of which is the number of completed months between January 1, 2005 and the effective date of such termination of employment.

            (d) Definitions of Certain Terms. The terms "Cause," Change of Control," "Disability," "Good Reason," "Term" and "Termination Date" shall have the meaning set forth in the Employment Agreement.

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            7. Issuance of Certificates.

            (a) Reasonably promptly after the expiration or termination of the waiting period under the HSR Act, the Company shall issue and deliver to the Participant stock certificates, registered in the name of the Participant, evidencing the shares of Restricted Stock. Each such certificate may bear the following legend:

            "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION ENCUMBRANCE OR OTHER DISPOSAL OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE GENERAL MARITIME CORPORATION 2001 STOCK INCENTIVE PLAN AND A RESTRICTED STOCK GRANT AGREEMENT BETWEEN GENERAL MARITIME CORPORATION AND THE HOLDER OF RECORD OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF SUCH PLAN AND RESTRICTED STOCK GRANT AGREEMENT SHALL BE VALID OR EFFECTIVE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THE CERTIFICATE TO THE SECRETARY OF GENERAL MARITIME CORPORATION."

Such legend shall not be removed from such certificates until such shares of Restricted Stock vest.

            (b) Reasonably promptly after any such shares of Restricted Stock vest hereunder, in exchange for the surrender to the Company of the certificates evidencing such shares of Restricted Stock, delivered to the Participant under Section 7(a) hereof, and the certificates evidencing any other securities received in respect of such shares, if any, the Company shall issue and deliver to the Participant (or the Participant's legal representative, beneficiary or heir) certificates evidencing such shares of Restricted Stock and such other securities, free of the legend provided in
Section 7(a) hereof.

            (c) The Company may require as a condition of the delivery of stock certificates pursuant to Section 7(b) hereof that the Participant remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to the vesting of the shares represented by such certificate. To the extent permitted by applicable law, the Participant may, at his sole discretion, satisfy such obligation by: (i) paying cash; (ii) delivering shares of Common Stock; (iii) directing the Company to withhold from delivery shares of Common Stock otherwise deliverable to the Participant hereunder; or
(iv) any combination of the foregoing. The value of the shares tendered pursuant to clause (ii) of this Section 7(c) shall be determined based on the Fair Market Value of such shares on the date they are validly tendered to the Company and the value of the shares withheld pursuant to clause (iii) of this
Section 7(c) shall be determined based on the Fair Market Value of such shares on the later of date the Participant's irrevocably directs the Company to withhold such shares or the Vesting Date. Fractional shares will be settled in cash.

            (d) The Participant shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of the grant of Restricted Stock, except to the extent a stock certificate is issued therefor pursuant to Section 7(a) hereof, and then only from the date

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such certificate is issued. Upon the issuance of a stock certificate, the
Participant shall have the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares, subject to the restrictions on transferability and the forfeiture provisions, as set forth in this Agreement.

            8. Securities Matters. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the "1933 Act") of any interests in the Plan or any shares of Common Stock to be issued thereunder or to effect similar compliance under any state laws. The Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant hereto unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable. The Participant specifically understands and agrees that the shares of Common Stock, if and when issued, may be "restricted securities," as that term is defined in Rule 144 under the 1933 Act and, accordingly, the Participant may be required to hold the shares indefinitely unless they are registered under such Act or an exemption from such registration is available.

            9. Dividends, etc. Any cash dividends or other property (but not including securities) received by a Participant with respect to a share of Restricted Stock shall be returned to the Company in the event such share of Restricted Stock is forfeited. Any securities received by a Participant with respect to a share of Restricted Stock as a result of any dividend, recapitalization, merger, consolidation, combination, exchange of shares or otherwise will not vest until such share of Restricted Stock vests and shall be forfeited if such share of Restricted Stock is forfeited. Unless the Committee otherwise determines, such securities shall bear the legend set forth in Section 7(a) hereof.

            10. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

            11. Right of Discharge Preserved. Nothing in this Agreement shall confer upon the Participant the right to continue in the employ or other service of the Company, or affect any right which the Company may have to terminate such employment or service.

            12. Integration. This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof

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other than those expressly set forth herein. This Agreement, including, without limitation, the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

            13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

            14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions governing conflict of laws.

            15. Obligation to Notify. If the Participant makes the election permitted under Section 83(b) of the Internal Revenue Code of 1986, as amended (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), the Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service and shall within the same 10-day period remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to such inclusion in Participant's income. The Participant should consult with his tax advisor to determine the tax consequences of acquiring the Restricted Stock and the advantages and disadvantages of filing the Section 83(b) election. The Participant acknowledges that it is his sole responsibility, and not the Company's, to file a timely election under Section 83(b), even if the Participant requests the Company or its representatives to make this filing on his behalf.

            16. Excise Tax. In the event that the Participant incurs any Excise Tax (as defined in the Employment Agreement) on any payments or benefits under this Agreement, the Company shall gross-up the Participant the amount of such Excise Tax incurred in accordance with the provisions of Section 5(f) of the Employment Agreement (such provisions to apply irrespective of whether the Employment Agreement or its Term continues in effect at the time of such Excise
Tax) and such Section 5(f) of the Employment Agreement relating to the Gross-Up Payment (as defined in the Employment Agreement) shall be incorporated with full effect into this Agreement, provided that any reference to "you" and to "this Agreement" in such Section 5(f) shall be deemed to refer to the "Participant" and this Restricted Stock Grant Agreement, respectively.

            17. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan shall be final and conclusive.

            IN WITNESS WHEREOF, the Company has caused their Agreement totally executed by its duly authorized officer, and the Participant has hereunto signed this Agreement

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            IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.


                              GENERAL MARITIME CORPORATION


                              By: /s/ John C. Georgiopoulos
                                 ---------------------------------
                              Name:  John C. Georgiopoulos
                              Title: Vice President


                              /s/ Peter C. Georgiopoulos
                              ------------------------------------
                              Peter C. Georgiopoulos